UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On November 21, 2017 (the “Effective Date”), Regional Management Corp. (the “Company”) and its wholly-owned subsidiary Regional Management Receivables, LLC (the “Borrower”) amended and restated their asset-backed term loan facility with Wells Fargo Bank, National Association (“Wells Fargo”). On the Effective Date, the Company, as servicer (the “Servicer”), and the Borrower entered into that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Wells Fargo, as lender (the “Lender”), the other lenders from time to time parties thereto, Wells Fargo, as account bank (the “Account Bank”), collateral custodian (the “Collateral Custodian”), and backup servicer (the “Backup Servicer”), and Wells Fargo Securities, LLC, as administrative agent (the “Administrative Agent”) for the Lender and other lenders from time to time parties thereto. The Amended and Restated Credit Agreement amends and restates the Credit Agreement, dated December 11, 2015 (the “Original Credit Agreement”), by and among the Servicer, the Borrower, the Lender, the other lenders from time to time parties thereto, the Account Bank, the Collateral Custodian, the Backup Servicer, and the Administrative Agent. The Credit Agreement was previously filed with the SEC by the Company on December 14, 2015 as Exhibit 10.1 on Form 8-K.

The Amended and Restated Credit Agreement provides for the following:

•	an additional loan advance in the amount of $37 million to be extended by the Lender to the Borrower on the Effective Date and secured by certain retail installment contracts and promissory notes secured by new and used automobiles, light-duty trucks, minivans, sport utility vehicles, and other passenger vehicles (excluding motorcycles) (the “Effective Date Receivables”) which either indirectly or directly were originated by the Company’s subsidiaries, Regional Finance Corporation of Alabama, Regional Finance Company of Georgia, LLC, Regional Finance Company of New Mexico, LLC, Regional Finance Corporation of North Carolina, Regional Finance Company of Oklahoma, LLC, Regional Finance Corporation of South Carolina, Regional Finance Corporation of Tennessee, Regional Finance Corporation of Texas, and Regional Finance Company of Virginia, LLC (each a “Seller” and “Subservicer,” and together the “Sellers” and “Subservicers”);

•	extends the final scheduled payment date set forth under the Credit Agreement from December 2022 to December 2024;

•	an Administrative Agent consent for each of the Sellers and the Company to enter into an amended and restated first tier purchase agreement and amended and restated subservicing agreement (or first tier purchase agreement and subservicing agreement in the case of Regional Finance Company of Virginia, LLC), and the Company and the Borrower to enter into an amended and restated second tier purchase agreement; and

•	various and related technical, definitional, conforming, and other changes.

For a complete description of the terms of the Amended and Restated Credit Agreement, see Exhibit 10.1 hereto. The foregoing description is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is incorporated by reference herein.

First Amendment to Senior Revolving Credit Facility

In connection with entering into the Amended and Restated Credit Agreement, on the Effective Date, the Company and certain of its subsidiaries also simultaneously entered into the First Amendment to the Sixth Amended and Restated Loan and Security Agreement (the “First Amendment”), among the Company and its subsidiaries named as borrowers therein (collectively with the Company, the “Revolving Borrowers”), the financial institutions named as lenders therein (the “Revolving Lenders”), and Bank of America, N.A., as agent (the “Revolving Agent”). The First Amendment amends the Sixth Amended and Restated Loan and Security Agreement, dated as of June 20, 2017 (the “Loan Agreement”), among the Revolving Borrowers, the Revolving Lenders, and the Revolving Agent. The Loan Agreement was previously filed with the SEC by the Company on June 14, 2017 as Exhibit 10.2 on Form 8-K.

The First Amendment amends the Loan Agreement to replace the reference to the Original Credit Agreement therein with a reference to the Amended and Restated Credit Agreement and permits the transactions contemplated thereby.

For a complete description of the terms of the First Amendment, see Exhibit 10.2 hereto. The foregoing description is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Amendment, which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of November 21, 2017, by and among Regional Management Receivables, LLC, as borrower, Regional Management Corp., as servicer, Wells Fargo, National Association, as lender, the other lenders from time to time parties thereto, Wells Fargo Bank, National Association, as account bank, collateral custodian, and backup servicer, and Wells Fargo Securities, LLC, as administrative agent for the lender and other lenders from time to time parties thereto.

10.2	First Amendment to Sixth Amended and Restated Loan and Security Agreement, dated as of November 21, 2017, by and among Regional Management Corp. and its subsidiaries named as borrowers therein, the financial institutions named as lenders therein, and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: November 28, 2017	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer